UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2023

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 24, 2018, Manitex International, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Tadano Ltd., a Japanese company (“Tadano”). Pursuant to the Purchase Agreement, so long as Tadano owns at least 10% of the issued and outstanding shares of the Company’s common stock, Tadano will have the right to nominate one individual to serve on the Company’s board of directors (the “Board”), and the Company will nominate and recommend Tadano’s nominee at each election of directors. Pursuant to this arrangement and upon nomination by Tadano, the Company appointed Ingo Schiller to serve as a director of the Company, effective as of June 1, 2018.

On January 30, 2023, Mr. Schiller notified the Company of his resignation from the Board, effective upon the appointment of Tadano’s successor nominee to the Board. Mr. Schiller’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Purchase Agreement, Tadano nominated Takashi Kiso, its Global Officer, as its successor nominee, and upon such nomination by Tadano, the Company appointed Mr. Kiso to the Board, effective January 31, 2023. Mr. Kiso will serve as a director until the next annual meeting of shareholders of the Company or until his successor is duly elected and qualified. Mr. Kiso has not been appointed to any committees of the Board. Mr. Kiso will receive the standard compensation for non-employee directors pursuant to the Company’s Non-Employee Director Plan, consisting of $10,000 cash fees per quarter and periodic equity grants pursuant to the Company’s 2019 Equity Incentive Plan. The Company expects that equity grants received by Mr. Kiso in connection with his service as a director of the Company will be assigned to Tadano.

Item 8.01.	Other Items.

On January 31, 2023, the Company issued a press release regarding the resignation of Mr. Schiller from the Board and appointment of Mr. Kiso to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ JOSEPH DOOLAN
Name:	Joseph Doolan
Title:	Chief Financial Officer

Date: January 31, 2023